UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2025 (the “Appointment Date”), the Board of Directors (the “Board”) of ScanTech AI Systems Inc. (the “Company”) appointed Michael D.P. Cavanaugh to serve as a member of the Board, effective as of December 8, 2025. Mr. Cavanaugh will serve as a Class II director with a term expiring at the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Cavanaugh is an established leader in the management of companies at the forefront of supply chain and industrial automation and digital innovation. Currently and since December 2024, Mr. Cavanaugh serves as Chief Executive Officer of KPI Solutions, a key player in supply-chain consulting and systems integration, where he leads the strategic growth of intelligent software systems to serve clients across an array of innovative markets. Before joining KPI Solutions, Mr. Cavanaugh served as a Group Executive at Indico from August 2023 to November 2024, where he oversaw seven independent industrial automation businesses with approximately $500 million in revenue and 1,000 employees. From 2021 to 2023, Mr. Cavanaugh was President of building management systems at Honeywell International and from 2018 to 2021, Mr. Cavanaugh served as Executive Vice President of Digital & New Business Solutions at Smiths Group.

Mr. Cavanaugh brings extensive experience in industrial automation, digital transformation, and global security technology. The Company believes Mr. Cavanaugh is well qualified to serve as a director due to his prior experience, his ability to scale technology businesses in highly regulated markets such as aviation, nuclear, corrections, and critical infrastructure, and operational matters relevant to the Company’s business.

The Board has determined that Mr. Cavanaugh is an “independent director” under the applicable rules of The Nasdaq Stock Market LLC and the Securities and Exchange Commission and has appointed him to serve as a member on the Audit Committee and the Compensation Committee of the Board, and as chair of the Compensation Committee.

There are no arrangements or understandings between Mr. Cavanaugh and any other person pursuant to which he was appointed as a director of the Company. There are no transactions in which Mr. Cavanaugh has an interest that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 10, 2025 the Company issued a press release announcing the appointment of Mr. Cavanaugh to the Board and related matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 10, 2025, announcing appointment of Michael D.P. Cavanaugh to the Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer